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                                                                 EXHIBIT 99.1



                                                 (KING PHARMACEUTICALS LOGO)

NOVAVAX INC.


FOR IMMEDIATE RELEASE


   NOVAVAX TO REACQUIRE ALL RIGHTS TO ESTRASORB(R) FROM KING PHARMACEUTICALS

       KING TO PARTICIPATE IN ESTRASORB POTENTIAL THROUGH INCREASED EQUITY
                                STAKE IN NOVAVAX

     NOVAVAX EXECUTES $40 MILLION FINANCING IN CONJUNCTION WITH TRANSACTION

COLUMBIA, MD AND BRISTOL, TN, JULY 19, 2004, -- NOVAVAX, INC. (NASDAQ: NVAX) and KING PHARMACEUTICALS, INC. (NYSE: KG) today announced that in conjunction with King Pharmaceuticals' previously announced strategy to divest many of its women's health products, Novavax and King have mutually agreed to end their co-promotion agreement for ESTRASORB(R) (estradiol topical emulsion) enabling Novavax to reacquire all rights worldwide for this product, as well as all rights to other women's health products that Novavax may successfully develop utilizing its micellar nanoparticle (MNP) technology. As part of the transaction, Novavax will issue common shares to King and will repurchase all of the Novavax convertible notes held by King. The cash portion of the transaction to be paid to King will be funded with part of the proceeds from the $40 million financing that Novavax completed in conjunction with the transaction. The transaction will increase King's ownership interest in Novavax to over 10%, providing it with the continuing opportunity to participate in the future potential of ESTRASORB.

"This is a positive and transformational event for Novavax," said Nelson M. Sims, Novavax's President and CEO. "ESTRASORB has significant market potential both in the U.S. and abroad. With King exiting women's health, we have the opportunity to reacquire all ESTRASORB rights on terms that are accretive to earnings over the life of the product. We also will reacquire full participation in the international rights for ESTRASORB and our other women's health products planned or under development that utilize our proprietary MNP technology. In addition, after accounting for this transaction, the financing will add over $23 million to our balance sheet to support ESTRASORB as well as our other strategic initiatives."

Brian A. Markison, President and Chief Executive Officer of King, commented, "We believe ESTRASORB(R) has the potential to be very successful and King will have the continuing opportunity to participate in such success through our equity investment in Novavax. This transaction is a further extension of our previously announced intent and strategic decision to divest many, if not all, of our women's health products. Such divestitures should enable our Company to focus more intently on in-licensing, development, acquisition, and promotion of branded prescription pharmaceutical products in other key therapeutic areas that we believe are strategically important to the future success and growth of our Company."

THE TRANSACTION
Pursuant to the terms of the transaction, Novavax will reacquire all of King's rights in ESTRASORB and other women's health products Novavax may successfully develop and will repurchase all


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Novavax convertible notes held by King. Additionally, Novavax will acquire a portion of King's women's health sales force to provide competitive sales force coverage. Novavax will also receive from King approximately $8 million in cash to provide additional support for marketing and promoting ESTRASORB. In return, Novavax will pay King $22 million in cash and issue to King 3,775,610 shares of Novavax common stock.

With the completion of the transaction, King will hold approximately 4.1 million shares of Novavax common stock, or approximately 10.4% of the total 39.6 million shares of Novavax common stock outstanding. The closing of the transaction is contingent on funding, which is scheduled to occur later today.

NOVAVAX FINANCING
In conjunction with the transaction, Novavax also announced that it has entered into definitive agreements for the private placement of $35 million principal amount of senior convertible notes to a group of institutional investors and 952,381 shares of Novavax common stock at $5.25 per share to an additional investor for aggregate gross proceeds to Novavax of $40 million. The notes carry a 4.75% coupon, payable semi-annually, and are convertible into shares of Novavax Common Stock at $6.15 per share. The transaction and related financing will add over $23 million to Novavax's balance sheet, reduce Novavax's debt by $5 million, extend Novavax's debt terms, and allow Novavax to reacquire the worldwide rights to ESTRASORB. Novavax anticipates the receipt of funding from the financing later today.

MARKETING AND SALES COMPETITIVELY POSITIONED

Ford R. Lynch, Senior Vice President of Sales and Marketing added, "With Novavax's existing sales organization plus the anticipated addition of approximately 50 sales representatives from King, we believe we can competitively position ESTRASORB(R) in the marketplace. This dedicated women's health sales force is exceptionally well trained and equipped to actively promote ESTRASORB."

NOVAVAX INVESTOR CONFERENCE CALL AND WEBCAST
Novavax will discuss the transaction in a conference call and webcast on Monday, July 19, 2004 at 10:45 a.m. ET. Interested parties are invited to listen to the call live and view the accompanying slides over the Internet at www.companyboardroom.com or by dialing 800-240-5318. International callers should dial (303) 262-2130. For interested individuals unable to join the call, a replay will be available until July 26, 2004, by dialing 800-405-2236 or 303-590-3000, passcode 11003107.

ABOUT KING
King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

ABOUT NOVAVAX
Novavax, Inc. is a specialty biopharmaceutical company engaged in the research, development and commercialization of proprietary products focused on drug delivery and vaccine development. Novavax sells, markets, and distributes a line of women's health prescription pharmaceuticals through its specialty sales force calling on obstetricians and gynecologists throughout the United States. Products in addition to ESTRASORB(R) include Nestabs(R), NovaNatal(R)


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and NovaStart(R), a line of prescription prenatal vitamins, Gynodiol(R)
(estradiol tablets, USP), AVC(TM) Cream (sulfanilamide vaginal cream) for vaginal infections and Analpram HC(R), a prescription corticosteroid and antipruritic product for hemorrhoids. Novavax's micellar nanoparticle technology involves the use of patented oil and water emulsions that it believes can be used as vehicles for the topical delivery of a wide variety of drugs and other therapeutic products, including hormones. In addition to ESTRASORB(R), Novavax has several product candidates utilizing this technology in human clinical trials or in pre-clinical development, including ANDROSORB(TM), a topical testosterone emulsion that has completed two Phase I clinical trials. Novavax has other drug delivery technologies, such as its Novasome(R) and Sterisome(R) technologies, that are being utilized to develop other products. Novasomes are used as adjuvants to enhance vaccine effectiveness and Sterisomes are used for the delivery of long acting drugs in subcutaneous injections. In addition, Novavax conducts research and development on preventative and therapeutic vaccines and proteins for a variety of infectious diseases, including smallpox, HIV, SARS, papilloma, influenza, and E-selectin tolerogen for the prevention of stroke.

FORWARD-LOOKING STATEMENTS
Statements made in this press release that state intentions, hopes, beliefs, expectations, or predictions of the management of Novavax and/or King are forward-looking statements. Forward-looking statements contained in this release include, but are not limited to, statements regarding the potential of ESTRASORB as a marketable product, statements regarding Novavax's future product development, statements regarding Novavax's plan to increase the size of its sales force, statements regarding Novavax's ability to competitively position ESTRASORB in the marketplace, statements regarding King's opportunity to benefit from its equity investment in Novavax, statements regarding King's intent to divest many of its women's health products, statements regarding the future success and growth of King, and statements regarding the funding of the Novavax financing and the anticipated closing of the transaction later today. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include, among other things, the following: dependence on the ability of Novavax to manufacture ESTRASORB in sufficient quantities; dependence on the ability of Novavax to carry out their responsibilities regarding the promotion for ESTRASORB; dependence on the ability of the dedicated field sales force of Novavax to successfully market ESTRASORB; dependence on the availability and cost of raw materials; dependence on the potential effect on sales of ESTRASORB as a result of the potential development and approval of a generic substitute for such product or other new competitive products; dependence of the extent to which King's women's health sales representatives accept employment with Novavax; dependence on an increase in the value of Novavax common stock; dependence on King's ability to achieve success and growth through licensing, development, acquisition, and promotion of branded pharmaceutical products; dependence on King's ability to continue to acquire branded products, including products in development; dependence on King's ability to continue to successfully execute the Company's proven growth strategies and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King's ability to divest its women's health products; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, T-62, and MRE0094; dependence on the U.S. Food and Drug Administration's ("FDA") approval of King's supplemental New Drug Application ("sNDA") for Intal(R) HFA (cromolyn sodium); dependence on King's and Elan's ability to successfully develop new formulations of Sonata(R); dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications ("IND"), New Drug Applications ("NDA"), sNDAs, and

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Abbreviated New Drug Applications ("ANDA") and/or the review of other regulatory agencies worldwide; dependence on the funding of the Novavax financing and closing of the transaction as anticipated; dependence on compliance with FDA and other government regulations that relate to Novavax's and King's business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; results of clinical studies; the results of research and development activities; Novavax's ability to obtain adequate financing in the future; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in Novavax's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004, and in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the first quarter ended March 31, 2004, which are on file with the U.S. Securities and Exchange Commission ("SEC"). Copies of Novavax's filings may be obtained by contacting Novavax at 8320 Guilford Road, Columbia, MD, 21046, Tel 301-854-3900 or the SEC. Copies of King's filings may be obtained by Contacting King at 501 Fifth Street, Bristol, TN, 37620, Tel 423-989-8711 or the SEC. Novavax and King do not undertake to publicly update or revise any of their forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                    CONTACTS:

NOVAVAX:
         Company Contacts:
         Nelson M. Sims
         President & CEO
         301-854-3900

         Communications Contacts:
         Alison Ziegler - General
         Julie Tu - Investors
         212-445-8300

         Cynthia Martin - Media
         312-640-6741
         Financial Relations Board

KING:
         Company Contact:
         James E. Green
         Executive Vice President, Corporate Affairs
         423-989-8125

                                EXECUTIVE OFFICES

                                  NOVAVAX, INC.
              8320 GUILFORD ROAD, SUITE C, COLUMBIA, MARYLAND 21046

                           KING PHARMACEUTICALS, INC.
                   501 FIFTH STREET, BRISTOL, TENNESSEE 37620

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